                                                                     EXHIBIT 2.2


                         AMENDMENT TO PURCHASE AGREEMENT


               THIS AMENDMENT TO PURCHASE AGREEMENT (the "Amendment") is entered into as of January 7, 1999, by and among Kaufman and Broad Home Corporation, a Delaware corporation ("Buyer"), and the individuals and corporations identified on the signature pages of this Amendment as "Sellers" (individually a "Seller" and collectively the "Sellers"), with respect to that certain Purchase Agreement dated October 20, 1998 (the "Agreement") among Buyer and Sellers. All capitalized terms used herein and not otherwise defined have the meanings given to them in the Agreement.

                                    RECITALS

               WHEREAS, Buyer and Sellers entered into the Agreement to provide for the purchase and sale of the Homebuilding Business of the Homebuilding Entities of the Lewis group of companies, with a Closing Date of January 7, 1999; and

               WHEREAS, the Agreement contemplates the transfer of Excluded Assets and Excluded Liabilities from the Homebuilding Entities and the transfer of Included Assets and Included Liabilities to the Homebuilding Entities prior to the Closing; and

               WHEREAS, the Agreement contemplates that Buyer and Sellers may assign their respective rights, but not their obligations, under the Agreement to their respective Affiliates prior to the Closing; and

               WHEREAS, the Agreement contemplates that Buyer and Sellers may update their respective Disclosure Schedules prior to the Closing Date; and

               WHEREAS, Buyer and Sellers desire to enter into this Amendment for the purpose of memorializing the accomplishment of such pre-Closing actions and certain other agreements among them with respect to the Agreement and the Closing; and

               NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained in this Amendment, Buyer and Sellers agree as follows:

        1. Amendments to Agreement. The Agreement is hereby amended as follows:

               1.1. Buyer. Buyer has assigned its right to purchase under the Agreement to its wholly owned subsidiary KB Holdings One, Inc., a California corporation ("KB Holdings One"). Certificates evidencing the Stock of Management Corp. and Branching Tree, assignments of Member Interests and Partnership Interests, and other closing certificates and documents delivered to Buyer at the Closing will be in the name of or addressed to KB Holdings One. Buyer remains liable for the payment of the Purchase Price and the other obligations of Buyer under the Agreement.


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               1.2 Sellers. The Partnership Sellers have assigned their rights under the Agreement to their respective Affiliates as follows: (a) by the Partnership Sellers of LHC to LHC Platte, LLC, a Delaware limited liability company; (b) by the Partnership Sellers of Lewis Development to LDC Platte, LLC, a Delaware limited liability company; (c) by the Partnership Sellers of LHE to LHE Platte, LLC, a Delaware limited liability company, (d) by the Partnership Sellers of LHN to LHN Platte, LLC, a Delaware limited liability company, and (e) by the Partnership Sellers of Lewis Properties to LP Platte, LLC, a Delaware limited liability company. Certificates evidencing Buyer Common Stock and other closing certificates and documents delivered to the Partnership Sellers at the Closing will be in the name of or addressed to such assignee limited liability companies. The Partnership Sellers remain liable for the delivery of the Partnership Interests and the other obligations of the Partnership Sellers under the Agreement.

               1.3 Updated Disclosure Schedules. At the Closing, Buyer and Sellers shall deliver their respective Disclosure Schedules updated to the Closing Date. Section 7.2(a) and Section 7.3(a) are each hereby amended to delete the proviso to the first sentences thereof and to delete the second sentences thereof.

               1.4 Revised Exhibits. The Shareholder Agreement set forth as Exhibit F to the Agreement is amended and restated in full in the form of Exhibit A hereto. The Cost Sharing Agreement set forth as Exhibit G to the Agreement may be amended and restated in full in the form as determined by the parties.

               1.5 Former Partnership Properties. Transferred as Excluded Assets, contemplated by the parties to be transferred before the Closing, are those properties listed on Exhibit B hereto (the "Former Partnership Properties"), which will be transferred by the Homebuilding Entities to other entities controlled by the Sellers. Representations, warranties, and indemnities in the Agreement applicable to the Former Partnership Properties shall continue to apply to the Former Partnership Properties, and the Homebuilding Business shall be deemed to include the Former Partnership Properties, despite their status as Excluded Assets.

               1.6 Form of Consideration; Post-Closing Adjustment. In order to facilitate the repayment of those certain loan agreements dated November 30, 1998 between Wells Fargo Bank and LHN, LHE, Lewis Development, and Lewis Properties (the "Wells Fargo Loans"), Buyer agrees to assume (in which case Buyer will obtain releases of guarantees and pledges by certain of the Lewis group of companies relating to the Wells Fargo Loans) or repay in full the Wells Fargo Loans at the Closing, and Sellers agree to reduce the cash portion of the Purchase Price by the amount of principal, accrued interest through the Closing Date, and any fees due upon repayment of the Wells Fargo Loans by Buyer. Buyer and Sellers further agree to adjust appropriately the benchmark Net Worth of $215 million stated in Section 1.6 of the Agreement in order to recognize the effects of the Wells Fargo Loans and the transfers of the Former Partnership Properties on the Net Worth of the Homebuilding Business of the Homebuilding Entities. Buyer and Sellers expressly intend and agree that the adjustments to reflect the Wells Fargo Loans represent a mere change in form of the cash portion of the Purchase Price (from cash consideration to debt assumption) and a mere mathematical adjustment to the benchmark Net Worth set forth in Section 1.6, and do not represent any change in the aggregate amount of



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the cash portion of the Purchase Price; and that the adjustments to reflect the transfers of the Former Partnership Properties represent a mere change in the manner by which and time at which Buyer may acquire such properties, and do not represent any change in the aggregate assets that Sellers may sell or Buyer may acquire. This Amendment makes no change of any kind to the stock portion of the Purchase Price, which shall be in the amount stated in the Agreement.

        2. Integrated Purchase Agreement. Solely for the convenience of the parties and in order to avoid confusion or ambiguity in implementing the foregoing amendments in the Agreement, and to memorialize other understandings among the parties, the Agreement will be amended and restated in full in the form of Exhibit C hereto and signed by all appropriate parties on or before the Closing Date. Thereafter, references to the "Purchase Agreement dated January 7, 1999" appearing in closing or other documents delivered among the parties shall mean the Purchase Agreement dated October 20, 1998 as amended and restated in full in the form of Exhibit C hereto and signed by the appropriate parties.

        3.     General.

               3.1 Incorporation by Reference. Sections 10.1 (Amendments; Waivers), 10.4 (Governing Law), 10.6 (Headings), 10.7 (Counterparts), 10.10 Alternative Dispute Resolution), 10.13 (Notices), 10.15 (Remedies; Waiver),
10.16 (Attorneys' Fees), and 10.18 (Severability) of the Purchase Agreement in the form of Exhibit C hereto are hereby incorporated by reference in full into this Amendment with the same force and effect as if stated in full herein.

               3.2 Further Assurances. Subject to the specific terms of this Amendment, each of the parties hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Amendment.

               3.3 Entire Agreement. The exhibits to this Amendment constitute a part of this Amendment. This Amendment contains the entire understanding of the parties with respect to the amendment of the Agreement. This Amendment supersedes all prior agreements and understandings between the parties, whether written or oral, with respect to the amendment of the Agreement.

               3.4 Assignment. Neither this Agreement nor any rights or obligations under it are assignable.

               3.5 Representation by Counsel. Buyer and Sellers each acknowledge that each party to this Amendment has been represented by counsel in connection with this Amendment. Accordingly, any rule of law, including but not limited to
Section 1654 of the California Civil Code, or any legal decision that would require interpretation of any claimed ambiguities in this Amendment against the party that drafted it has no application and is expressly waived. The provisions of this Amendment shall be interpreted in a reasonable manner to effect the intent of Buyer and Sellers.


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               IN WITNESS WHEREOF, Buyer and Sellers have executed this
Amendment, by their duly authorized officers as applicable, as of the date first written above.


                                    BUYER
                                    KAUFMAN AND BROAD HOME CORPORATION


                                    By: /s/ MICHAEL F. HENN
                                       ----------------------------------------
                                    Its: Senior Vice President and Chief
                                         Financial Officer
                                        ---------------------------------------

                                    SELLERS


                                    ----------------------------------------
                                    Ralph M. Lewis

                                    By: /s/ ROBERT E. LEWIS
                                       -------------------------------------
                                        Robert E. Lewis

                                    /s/ ROBERT E. LEWIS ON
                                        BEHALF OF GOLDY S. LEWIS
                                    ----------------------------------------
                                    Goldy S. Lewis

                                    /s/ RICHARD A. LEWIS
                                    ----------------------------------------
                                    Richard A. Lewis

                                    /s/ ROBERT E. LEWIS
                                    ----------------------------------------
                                    Robert E. Lewis

                                    /s/ ROGER G. LEWIS
                                    ----------------------------------------
                                    Roger G. Lewis

                                    /s/ RANDALL W. LEWIS
                                    ----------------------------------------
                                    Randall W. Lewis

                                    /s/ JOHN M. GOODMAN
                                    ----------------------------------------
                                    John M. Goodman


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                                    ROSEBUD CONSTRUCTION, INC.


                                    By: /s/ RICHARD A. LEWIS
                                       -------------------------------------
                                        Name: Richard A. Lewis
                                        Title: President


                                    WESTERN SUPPLY CORP.


                                    By: /s/ RICHARD A. LEWIS
                                       -------------------------------------
                                        Name: Richard A. Lewis
                                        Title: President


                                    KIMMEL ENTERPRISES, INC.


                                    By: /s/ ROBERT E. LEWIS
                                       -------------------------------------
                                        Name: Robert E. Lewis
                                        Title: President


                                    REPUBLIC SALES CO., INC.


                                    By: /s/ RANDALL W. LEWIS
                                       -------------------------------------
                                        Name: Randall W. Lewis
                                        Title: President


                                    HILLSIDE CONSTRUCTION CO., INC.


                                    By: /s/ RICHARD A. LEWIS
                                       -------------------------------------
                                        Name: Richard A. Lewis
                                        Title: President


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                                    PARKSIDE CONSTRUCTION CO., INC.


                                    By: /s/ ROBERT E. LEWIS
                                       -------------------------------------
                                          Name: Robert E. Lewis
                                          Title: President


                                    REGAL CONSTRUCTION CO., INC.


                                    By: /s/ RANDALL W. LEWIS
                                       -------------------------------------
                                          Name: Randall W. Lewis
                                          Title: President


                                    ORCHARD CONSTRUCTION CO., INC.


                                    By: /s/ ROGER G. LEWIS
                                       -------------------------------------
                                          Name: Roger G. Lewis
                                          Title: President


                                    SOUTH STAR DEVELOPMENT CORP.


                                    By: /s/ RICHARD A. LEWIS
                                       -------------------------------------
                                          Name:
                                          Title:


                                    FOREHAND DEVELOPMENT CORP.


                                    By: /s/ JOHN M. GOODMAN
                                       -------------------------------------
                                          Name:
                                          Title:


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                                    COLLINE ENTERPRISES, INC.


                                    By: /s/ RICHARD A. LEWIS
                                       -------------------------------------
                                          Name: Richard A. Lewis
                                          Title: President


                                    TERRAIN ENTERPRISES, INC.


                                    By: /s/ ROBERT E. LEWIS
                                       -------------------------------------
                                          Name: Robert E. Lewis
                                          Title: President


                                    MARMOT ENTERPRISES, INC.


                                    By: /s/ ROGER G. LEWIS
                                       -------------------------------------
                                          Name: Roger G. Lewis
                                          Title: President


                                    GITAN ENTERPRISES, INC.


                                    By: /s/ RANDALL W. LEWIS
                                       -------------------------------------
                                          Name: Randall W. Lewis
                                          Title: President


                                    TOPSPIN ENTERPRISES, INC.


                                    By: /s/ JOHN M. GOODMAN
                                       -------------------------------------
                                          Name: John M. Goodman
                                          Title: President


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                                    REVERS ENTERPRISES, INC.


                                    By: /s/ RANDALL W. LEWIS
                                       -------------------------------------
                                          Name: Randall W. Lewis
                                          Title: President


                                    EMPIRE BUILDING CORP.


                                    By: /s/ ROBERT E. LEWIS
                                       -------------------------------------
                                          Name: Robert E. Lewis
                                          Title: President


                                    ROSEMONT OF NEVADA, INC.


                                    By: /s/ ROBERT E. LEWIS
                                       -------------------------------------
                                          Name: Robert E. Lewis
                                          Title: President


                                    LARKWOOD DEVELOPMENT OF NEVADA, INC.


                                    By: /s/ RICHARD A. LEWIS
                                       -------------------------------------
                                          Name: Richard A. Lewis
                                          Title: President


                                    FLAGSTONE DEVELOPMENT OF NEVADA, INC.


                                    By: /s/ RICHARD A. LEWIS
                                       -------------------------------------
                                          Name: Richard A. Lewis
                                          Title: President


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                                    CRESTVIEW CONSTRUCTION OF NEVADA, INC.


                                    By: /s/ ROBERT E. LEWIS
                                       -------------------------------------
                                          Name: Robert E. Lewis
                                          Title: President


                                    CORONET CONSTRUCTION OF NEVADA, INC.


                                    By: /s/ RANDALL W. LEWIS
                                       -------------------------------------
                                          Name: Randall W. Lewis
                                          Title: President


                                    COSMIC CONSTRUCTION OF NEVADA, INC.


                                    By: /s/ ROGER G. LEWIS
                                       -------------------------------------
                                          Name: Roger G. Lewis
                                          Title: President


                                    BACKHAND DEVELOPMENT CORP.


                                    By: /s/ JOHN M. GOODMAN
                                       -------------------------------------
                                          Name: John M. Goodman
                                          Title: President


                                    SOUTH STAR DEVELOPMENT OF NEVADA,
                                    CORP.


                                    By: /s/ ROBERT E. LEWIS
                                       -------------------------------------
                                          Name: Robert E. Lewis
                                          Title: President


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